EXHIBIT 23.1
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(FORM S-3)









               CONSENT OF KPMG PEAT MARWICK LLP
               --------------------------------




The Board of Trustees
Amli Residential Properties Trust:

We consent to the use of our report dated February 28, 1997 on the consolidated financial statements and schedule of Amli Residential Properties Trust as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein and to the reference to our Firm under the heading "EXPERTS".




                              /s/ KPMG PEAT MARWICK LLP

                              KPMG Peat Marwick LLP





Chicago, Illinois
April 1, 1997